                                                                  EXHIBIT 10.40


                            NYNEX CREDIT COMPANY
                           MASTER LEASE AGREEMENT


This MASTER LEASE AGREEMENT ("Agreement") dated as of October 2, 1995 is between NYNEX Credit Company, 200 Park Avenue, New York, New York 10166, a Delaware corporation ("Lessor") and Universal Seismic Associates, Inc., a Delaware corporation ("Parent") and Universal Seismic Acquisition, Inc., a Texas corporation ("Subsidiary"), each having an address at 16420 Park Ten Place, Suite 300, Houston, Texas 77084, (each and collectively, the "Lessee").


                              TABLE OF CONTENTS
     PARAGRAPH                                            PAGE NUMBER
     ---------                                            -----------
1.   LEASE OF EQUIPMENT                                        1
2.   TERM; ACCEPTANCE                                          1
3.   RENT; TAXES; LATE CHARGES                                 2
4.   CHARACTERISTICS OF LEASE                                  3
5.   OPERATION AND MAINTENANCE                                 4
6.   INSURANCE                                                 5
7.   RISK OF LOSS OR DAMAGE                                    5
8.   DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY           6
9.   REPRESENTATIONS AND WARRANTIES OF LESSEE                  7
10.  FINANCIAL INFORMATION; OFFICER'S CERTIFICATE              8
11.  GENERAL INDEMNITY                                         8
12.  TAX INDEMNITY                                             9
13.  DEFAULT                                                  10
14.  REMEDIES                                                 11
15.  END-OF-TERM OPTIONS                                      13
16.  GENERAL                                                  13

1. LEASE OF EQUIPMENT. The Agreement establishes the general terms and conditions for Lessee to lease equipment from Lessor. The Agreement will be incorporated into each individual lease ("Lease") executed by Lessor and Lessee. A Lease lists the equipment to be leased ("Equipment") and includes other information particular to that Lease. If a provision of a Lease conflicts with a provision of the Agreement, the Lease prevails.

2.   TERM; ACCEPTANCE.

     (a) The term of the Lease ("Lease Term"), unless terminated earlier, consists of an Interim Lease Term, a Base Lease Term, and any Renewal Term, all as specified in the Lease.

     (b) Lessee -- not Lessor -- is responsible for selecting the Equipment and assuring that it is delivered and properly installed. The Equipment is considered irrevocably accepted by Lessee on the date the


                                                                 Lessor  /s/
                                                                        -----

                                                                 Lessee  /s/
                                                                        -----

     Lease Term begins. "Acceptance" means that the Lessee represents and warrants that the Equipment: (i) has been delivered to and is in the possession of Lessee; (ii) has been fully inspected by Lessee or its qualified agent; (iii) is suitable for the purpose intended by Lessee;
     (iv) is in good order, operating condition, and repair and has been properly installed (subject to minor undischarged obligations of suppliers, manufacturers, or installers under their agreements and warranties); (v) meets all recommended or applicable safety and environmental laws, regulations, and standards; (vi) is clear of Lessee Liens (as defined in Paragraph 4); and (vii) has been insured as required by Paragraph 6.

     (c) Lessor is not obligated to purchase the Equipment and enter into a Lease unless, as of the beginning of the Lease Term: (i) there are no Lessee Liens (as defined in Paragraph 4) on the Equipment; (ii) all Lessee's Representations and Warranties in Paragraph 9 are true and correct; (iii) no Event of Default (as defined in Paragraph 13) would exist upon signing the Lease, and no Event of Default exists as to other Leases under the Agreement; (iv) there has been no material adverse change in Parent's financial condition since June 30, 1995; (v) Lessor's due diligence has been completed to its satisfaction; and (vi) all documents attached to the Lease are satisfactory in form and substance to Lessor. The Total Equipment Cost (as specified in the Lease) may not exceed $4,300,000, and Acceptance of all Equipment must occur before December 31, 1995.

3.   RENT; TAXES; LATE CHARGES.

     (a) Rent. Lessee promises to pay Lessor, throughout the Lease Term, the rental payments ("Rent") in the amounts and on the dates specified in the Lease. Rent is due and payable whether or not Lessee receives written notice from Lessor. Lessor intends to send monthly Rent invoices to Lessee, but Lessee's obligation to pay Rent on time does not depend on its receipt of monthly invoices. If an individual Rent payment or other amount due under the Lease is greater than $50,000, Lessee will make the payment by bank transfer of immediately available funds.

     (b) Taxes. Lessor will pay, and Lessee promises to reimburse Lessor, for all taxes, fees, duties, imposts, assessments, or other charges ("Taxes") that are imposed on Lessor or its affiliates, now or in the future, in connection with the Equipment (including its purchase by Lessor and, during the Lease Term, its ownership, leasing, use, and possession), and Lessor will make the necessary filings for Taxes. Taxes include interest, penalties, and fines (unless caused solely by the act or omission of Lessor), but Taxes exclude taxes on or measured by Lessor's net income or gross receipts. Taxes include those imposed by federal, state, local, and foreign authorities, whether imposed directly on Lessor, on Lessee, on the Equipment, or on a Lease. For purposes of the Agreement, Taxes are included within the meaning of the term "Rent."

     (c) Late Charges. If Lessee is late in paying Rent or any other amount under the Lease, Lessee will pay Lessor, as additional Rent, a late charge at a rate of 1.5 percent of the unpaid sum for each full or partial month that the sum remains unpaid. Payments will be applied first to late charges, then to Rent or other amounts owed by Lessee.


                                                                 Lessor  /s/
                                                                        -----
                                                                 Lessee  /s/
                                                                        -----

4.   CHARACTERISTICS OF LEASE.

     (a) Non-Terminable Net Lease. The Lease is a net lease and cannot be terminated by Lessee. Lessee's obligation to pay Rent and other amounts due under the Lease is ABSOLUTE AND UNCONDITIONAL, not subject to set-off, counterclaim, delay, or modification for any reason, including failure of the Equipment to perform as specified by a supplier or manufacturer.

     (b) Title; UCC Article 2A. The Equipment is separately identifiable personal property and is not considered a fixture or affixed to real estate. Title to the Equipment remains with Lessor. The Lease is a true lease for tax purposes and is a "finance lease" as defined in Article 2-A
     - Leases of the Uniform Commercial Code ("UCC Article 2A"); this is not a sale. If Lessor provides tags or labels indicating Lessor's ownership of the Equipment, Lessee will affix and maintain the tags or labels on the Equipment.

     (c) Liens. Lessee at its expense will take actions Lessor deems reasonably necessary to prevent third persons from acquiring or maintaining a right or interest in the Equipment. Lessee will not place, or allow to be placed, a mortgage, pledge, lien, security interest, or encumbrance of any kind on the Equipment (a "Lessee Lien"). Lessee is not responsible for a Lessor Lien, which arises out of a transaction unrelated to the Agreement, to which Lessor is a party and to which Lessee is not a party. If a Lessee Lien is placed on the Equipment, Lessee will promptly notify Lessor and at Lessee's expense clear the Lessee Lien within 30 days after learning of it or sooner if necessary to prevent losing possession of the Equipment or to prevent a diminution or change of Lessor's rights in the Equipment; provided however, so long as no Event of Default is continuing, if Lessee within such 30 day period initiates and at all times diligently pursues the appropriate court or administrative action seeking to clear the Lessee Lien, Lessee will have an additional 90 days from the end of such 30 day period to clear it.

     (d) Lessor's Rights; UCC Financing Statements. Lessee at its expense will promptly take action as Lessor reasonably requests to protect Lessor's rights under the Agreement, including without limitation the signing of UCC financing statements in jurisdictions Lessor considers necessary. Lessor will prepare the UCC financing statements and present them to Lessee for its signature. Return of the executed statements to Lessor is a condition prior to closing, and Lessee agrees to sign continuing statements, as necessary. Lessor may choose to file the UCC financing statements, and Lessee will reimburse Lessor for the filing fees and the outside service and administration fees. The execution and filing of such statements is precautionary (except where the Equipment is considered a fixture for UCC purposes) and does not affect the true lease character of the Lease for tax purposes or the "finance lease" character of the Lease under UCC Article 2A.

     (e) Quiet Possession. So long as no Event of Default is continuing, neither Lessor nor a third person claiming through Lessor will interfere with Lessee's right of quiet possession of the Equipment.


                                                                 Lessor  /s/
                                                                        -----
                                                                 Lessee  /s/
                                                                        -----

5.   OPERATION AND MAINTENANCE.

     (a) Use. Lessee will maintain sole possession and control of the Equipment. Lessee will use the Equipment solely in the normal conduct of its business in a careful manner according to the supplier's and manufacturer's instructions and in compliance with laws, regulations, and insurance requirements. Lessee will pay all costs, claims, damages, fees, and other amounts arising out of the possession, use, or maintenance of the Equipment. Lessee has the right and the obligation to assert directly against the supplier or manufacturer of the Equipment all claims regarding the Equipment, and Lessee will give Lessor prompt written notice of the terms of any settlement. Lessee at its expense will maintain the Equipment in good working order and repair to maintain the utility, operating efficiency, value, and remaining useful life of the Equipment, reasonable wear and tear resulting solely from proper use excepted; the Equipment must remain capable of performing its intended function efficiently and according to the supplier's and manufacturer's specifications. All replacement parts must meet the specifications of the supplier or manufacturer and have at least the utility and value of those replaced. Lessee will maintain accurate maintenance and inspection records on the Equipment and provide copies of such records to Lessor upon request. After the supplier's or manufacturer's warranty ends, Lessee at its expense will, unless waived by Lessor, enter into a maintenance agreement with the supplier or manufacturer (or another maintenance contractor approved by Lessor) for maintenance of the Equipment during the remainder of the Lease Term.

     (b) Modifications. Upon Lessor's prior written consent which will not be unreasonably withheld, Lessee at its expense has the right to make modifications, alterations, renovations, or improvements to the Equipment ("Modifications"), so long as such Modifications (i) do not damage or impair the utility, operating efficiency, value, or remaining useful life of the Equipment and (ii) may be removed without damaging the Equipment. Lessee at its expense will make Modifications during the Lease Term that are required by law, regulation, or insurance policy. A Modification that is not a Severable Modification (as defined below) becomes the property of Lessor and constitutes Equipment for all purposes under the Lease. A Severable Modification is a Modification that is readily removable and severable, is not a replacement or substitution for part of the Equipment, and is not required by law, regulation, or insurance policy. Lessee may remove a Severable Modification during or at the end of the Lease Term. A Severable Modification that is not removed at the end of the Lease Term becomes the property of Lessor, except that upon Lessor's request Lessee at its expense will remove a Severable Modification and return the Equipment to the condition required by the Lease.

     (c) Inspection. Upon two business days advance notice and during reasonable business hours but without disruption to Lessee's business, Lessee will allow Lessor or its representative to inspect the Equipment, to observe its operation with the assistance of Lessee's personnel, and to examine and copy maintenance and inspection records.

     (d) Movement of Equipment. Lessee may move all items of Equipment within the continental United States by giving Lessor 30 days prior notice. On January 31 of each year throughout the Lease Term, Lessee will provide Lessor with a written, monthly report detailing the number of days


                                                                 Lessor  /s/
                                                                        -----
                                                                 Lessee  /s/
                                                                        -----
     in the month that the Equipment spent at any location (by county and state).

6.   INSURANCE.

     (a) Property. Throughout the Lease Term, Lessee will purchase and maintain an all risk physical damage policy insuring the Equipment against loss and damage in an amount not less than the greater of full replacement value of the Equipment or the Stipulated Loss Value as calculated under Paragraph 7(b). The deductible or self-insurance retention applicable to the policy may not exceed the amount specified in the Lease. Lessor will be named as loss payee.

     (b) Liability. Throughout the Lease Term, Lessee will purchase and maintain a commercial general liability insurance policy relating to the Equipment protecting against claims alleging bodily injury (including personal injury) and property damage with a combined single limit per occurrence not less than the amount specified in the Lease. The deductible or self-insurance retention applicable to the policy may not exceed the amount specified in the Lease. The policy will be on an occurrence form, and Lessor will be named as additional insured.

     (c) Policies and Premiums. Lessee will deliver proof of insurance coverage to Lessor before the beginning of the Lease Term and at least 30 days before expiration of insurance coverage during the Lease Term. Proof of insurance coverage consists of a certificate of insurance and, at Lessor's option, the complete insurance policy. The insurance company selected by Lessee must be reasonably acceptable to Lessor, and the insurance policy must be in form and substance reasonably satisfactory to Lessor. Insurance policies will provide that (i) Lessor will be given 30 days prior written notice of any alteration or cancellation of the coverage, and (ii) Lessor's status as loss payee and additional insured will not be invalidated by action or inaction by Lessee. Regarding all insurance, Lessee will pay the premiums. Lessee agrees that Lessor may obtain a security interest in the proceeds of all insurance policies directly relating to the Equipment.

7.   RISK OF LOSS OR DAMAGE.

     (a) Loss. Lessee assumes all risk of loss, theft, and damage to the Equipment from any cause ("Loss"). A Loss does not relieve Lessee of its obligation to pay Rent or to perform other obligations under the Lease. Lessor incurs no liability to Lessee or third persons for loss of business, loss of profits, or other direct or consequential damages relating to a Loss. Lessee will immediately give Lessor notice of a Loss (except that no notice is required for cosmetic damage that does not affect the operating performance of the Equipment); if notice is given orally, it will be confirmed in writing within 15 days. If less than a Total Loss (as defined below) occurs, Lessee will promptly restore the Equipment to the condition required by Paragraph 5.

     (b) Total Loss. After receiving Lessee's notice of a Loss or upon Lessor's inspection, if Lessor determines that all or substantially all the Equipment is damaged beyond repair, lost, stolen, condemned, or confiscated ("Total Loss"), Lessor will notify Lessee in writing that a Total Loss has occurred and that Lessee is obligated to continue paying Rent until Lessee pays to Lessor a


                                                           Lessor   /s/
                                                                  -------
                                                           Lessee   /s/
                                                                  -------

     Total Loss Payment. The Total Loss Payment will be due on the next Rent payment date following the earlier of (i) receipt of insurance proceeds relating to the Total Loss or (ii) 90 days from the date of the Total Loss. The Total Loss Payment will equal the Rent and other amounts due Lessor up to and including such next Rent payment date plus the Stipulated Loss Value. The Stipulated Loss Value, which represents liquidated damages for loss of a bargain, consists of: (i) the Total Equipment Cost specified in the Lease for the Equipment subject to the Total Loss, multiplied by
     (ii) the percentage factor for the next Rent payment date shown on the Table of Stipulated Loss Values attached to the Lease, plus (iii) Taxes imposed on Lessor relating to the Total Loss, if any.

     After Lessor receives the Total Loss Payment, the Lease on the Equipment subject to the Total Loss will terminate, and Lessor will transfer the Equipment to Lessee on an "as is, where is" basis without recourse and without representation or warranty (express or implied), except that the Equipment will be clear of Lessor Liens.

     (c) Insurance Proceeds. Proceeds received at any time by Lessor or Lessee from Lessee's insurer on a Total Loss or Loss will be distributed promptly as follows.

         (i) Proceeds on a Total Loss will be distributed to Lessor, and Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to endorse checks directly relating to such proceeds. Such proceeds will reduce or discharge Lessee's obligation to pay the Total Loss Payment, and any excess of such proceeds over the Total Loss Payment will be retained by Lessor.

         (ii) Proceeds on a Loss other than a Total Loss will be distributed to Lessee to reimburse it for the expense it actually incurs to restore the Equipment (Lessee will provide Lessor with satisfactory documentation of the actual restoration costs); provided however if an Event of Default is continuing, the proceeds will be distributed to Lessor, and Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to endorse checks directly relating to such proceeds, which will be applied against the Default Payment, if any, under Paragraph 14.

8.   DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY.

     (a) LESSOR LEASES THE EQUIPMENT TO LESSEE "AS IS". LESSEE SELECTED THE EQUIPMENT USING ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS, OR WARRANTIES MADE BY OR ON BEHALF OF LESSOR. EXCEPT FOR LESSEE'S RIGHT OF QUIET POSSESSION, LESSOR MAKES NO WARRANTY OR REPRESENTATION (EXPRESS OR IMPLIED) RELATING TO, WITHOUT LIMITATION: THE DESIGN, QUALITY, OR CONDITION OF THE EQUIPMENT; MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE; TITLE TO THE EQUIPMENT; INFRINGEMENT OR INTERFERENCE WITH INTELLECTUAL PROPERTY RIGHTS; ACCOUNTING, FINANCIAL, OR TAX TREATMENT OR THE LIKE RELATING TO THE EQUIPMENT OR THE LEASE; OR ANY OTHER WARRANTY OR REPRESENTATION ARISING FROM


                                                                 Lessor  /s/
                                                                        -----
                                                                 Lessee  /s/
                                                                        -----

     COURSE OF DEALING OR USAGE OF TRADE LESSEE EXPRESSLY WAIVES ANY RIGHT TO MAKE CLAIMS AGAINST LESSOR BASED ON BREACH OF WARRANTY OR BASED ON MISREPRESENTATION.

     (b) LESSOR IS NOT LIABLE FOR ANY LOSS OR DAMAGE DIRECTLY OR INDIRECTLY ARISING FROM LESSEE'S POSSESSION, OPERATION, MAINTENANCE, OR REPAIR OF THE EQUIPMENT. IN ANY EVENT, LESSOR IS NOT LIABLE FOR CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES.

     (c) Lessor assigns to Lessee (to the extent assignable) rights Lessor has under warranties of a supplier or manufacturer of the Equipment, and such rights will be automatically reassigned to Lessor upon return of the Equipment to Lessor or upon repossession of the Equipment by Lessor.

     (d) If more than one Lessee is named in a Lease, the liability of each is joint and several.

9. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants the following to Lessor.

     (a) Legal Corporation. Lessee is a duly organized corporation under the laws of its state of incorporation and is in good standing under the laws of each jurisdiction in which it conducts business. Lessee has taken all corporate actions and has obtained all necessary corporate approvals to execute the Agreement, the Lease, and related documents.

     (b) Legal Agreement. The Agreement and the Lease are legal, binding obligations of Lessee and are enforceable against Lessee for the benefit of Lessor and its successors and assigns. Lessee's performance of its obligations do not and will not contravene (i) any law, regulation, or the like or (ii) the provisions of, or constitute a default under, any other agreement of Lessee.

     (c) Legal Actions and Defaults. On the dates Lessee executes the Agreement and the Lease, Lessee

        (i) is not a party to pending actions (and knows of no threatened actions) before a court, arbitrator, or government agency,

        (ii) is not in default under an obligation of borrowed money, for the deferred purchase price of property, or for the payment of rent under any lease agreement, and

        (iii) complies with all environmental laws, regulations, and standards that either individually or in the aggregate would adversely and materially affect Lessee's financial condition or its ability to perform its obligations under the Agreement and the Lease.

     (d) Financial Information. The financial information that Parent provided and will provide to

                                                    Lessor  /s/
                                                           -----
                                                    Lessee  /s/
                                                           -----

     Lessor was and will be materially true and complete. As of the beginning of the Lease Term, there has been no material adverse change in Parent's financial condition since Lessor reviewed Parent's financial information prior to execution of the Agreement. In the two preceding sentences, the concept of "material" is defined under Generally Accepted Accounting Principles ("GAAP").

10.  FINANCIAL INFORMATION; OFFICER'S CERTIFICATE.

     (a) Parent will provide Lessor the following financial information during the Lease Term:

        (i) within 120 days of the end of Parent's fiscal year, a consolidated balance sheet of Parent (and its subsidiaries) and related statements of income and cash flow, prepared under GAAP, and certified by Parent's independent certified public accountant (or Form 10K if filed with the Securities and Exchange Commission ("SEC"));

        (ii) within 60 days of the end of each of Parent's first three fiscal quarters, a consolidated balance sheet of Parent (and its subsidiaries) and related statements of income and cash flow, prepared under GAAP, and certified by, Parent's comptroller, chief financial officer, or president (or Form 10Q if filed with the SEC);

        (iii) within 30 days after filing, all reports, forms, and other filings, if any, Parent makes to the SEC (or comparable government agency in a foreign country); and

        (iv) other financial information regarding the creditworthiness of Parent as Lessor may reasonably request.

     (b) Within 60 days of the end of each of Lessee's first three fiscal quarters and within 120 days of the end of Lessee's fiscal year, Lessee will provide a certificate of an authorized officer of Lessee stating: (i) there exists no Event of Default under Paragraph 13; and (ii) there exists no event with the lapse of time or the giving of notice or both would constitute an Event of Default under Paragraph 13.

11. GENERAL INDEMNITY. Lessee agrees to defend, indemnify on an after-tax basis, and hold harmless Lessor (including its officers, directors, employees, agents, successors, and assigns) against claims and losses (including reasonable legal expenses) related in any way to the Agreement, the Lease, or the Equipment unless such claims or losses are directly caused by the gross negligence or willful misconduct of Lessor. Lessor will give Lessee prompt notice of a claim or action brought against Lessor related to an indemnifiable event. Lessee at its expense will control the defense of the claim or action, provided that: (i) no Event of Default is continuing; (ii) Lessor must reasonably approve defense counsel selected by Lessee (unless counsel is appointed by Lessee's insurer or underwriter); (iii) Lessor must approve of any settlement, which approval will not be unreasonably delayed or withheld; and (iv) Lessor at its expense may elect to participate with Lessee in the defense.


                                                           Lessor   /s/
                                                                 ----------
                                                           Lesse   /s/
                                                                 ----------

12.  TAX INDEMNITY.

     (a) Definitions for this Paragraph.

        (i) "Lessor" includes Lessor's consolidated federal taxpayer group.

        (ii) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or its successor.

        (iii) "MACRS Deductions" means the deductions under Section 168 of the Code determined by the modified Accelerated Cost Recovery System on the total invoice cost of any item of Equipment for its property class, using the accelerated method in Section 168(b)(1) of the Code.

        (iv) "Tax Loss" means, regarding the computation of Lessor's federal, state, local, or foreign taxes:

            (1) the benefits of MACRS Deductions are lost, delayed, disallowed, or recaptured;

            (2) Lessor becomes liable for additional tax because of a prepayment of Rent or because a Modification is made to the Equipment; or

            (3) the statutory full-year marginal federal tax rate (including any surcharge) for corporations increases above 35 percent (if such tax rate decreases from 35 percent, Lessor will adjust accordingly the Rent and Stipulated Loss Value).

        (v) "Lessor's Net Return" means the originally contemplated after-tax net return assumed in Lessor's economics with the same periodicity.

        (vi) "Tax Indemnification Payment" means the tax adjustment (taking into account applicable interest, penalties, additions, and taxes) discounted at a rate necessary to maintain Lessor's Net Return following a Tax Loss throughout the Lease Term.

     (b) Representations and Warranties. Lessee represents and warrants that:
     (i) the reasonably estimated useful life of the Equipment at the beginning of the Lease Term exceeds the sum of the Interim and Base Lease Terms (and any Renewal Term with fixed rent) by the greater of one year or 20 percent of the estimated useful life; (ii) the reasonably estimated fair market value of the Equipment at the end of the Base Lease Term (or at the end of any Renewal Term with fixed rent) is at least 20 percent of the Total Equipment Cost (as specified in the Lease), without considering any increase or decrease for inflation or deflation during the Lease Term;
     (iii) the Equipment will be used only in the United States as part of Lessee's normal business operations; and (iv) the Equipment is, and will be used by Lessee so as to remain during the Lease Term, property eligible for MACRS Deductions, for so long as MACRS deductions are available under the Code.

                                                         Lessor  /s/
                                                               -----------
                                                         Lessee  /s/
                                                               -----------

     (c) Tax Indemnification Payment. If a Tax Loss occurs, Lessor will notify Lessee in writing, and Lessee will pay Lessor the required Tax Indemnification Payment within 30 days of the notice. A Tax Loss occurs upon the earliest of: (i) the occurrence of an event (such as a disposition or change in use of the Equipment) that causes the Tax Loss;
     (ii) Lessor's payment of the tax increase resulting from the Tax Loss;
     (iii) the date on which the Tax Loss is realized by Lessor; or (iv) the adjustment of Lessor's tax return to reflect the Tax Loss. Lessee has no obligation to make a Tax Indemnification Payment on a Tax Loss arising solely as a direct result of: (i) Lessor's failure to timely and properly claim Tax Benefits in its tax return other than as a result of a change in the Code or applicable regulations, unless in the opinion of Lessor's tax counsel there is no reasonable basis for such claim; or (ii) Lessor's failure to have sufficient taxable income before application of MACRS Deductions to offset the full amount of such deductions, other than as a result of a change in the Code or applicable regulations.

13.  DEFAULT. An Event of Default means any of the following:

     (a) Failure to Pay, Lessee fails to pay Rent or any other amount as it becomes due under any Lease or under any other agreement between Lessor and Lessee, and full payment is not received by Lessor within 5 days of Lessor's written notice to Lessee.

     (b) Liens; Insurance. Lessee fails to perform under Paragraphs 4(c) [Lessee Liens], or Lessee fails to obtain and maintain throughout the Lease Term the insurance required by Paragraph 6.

     (c) Misrepresentation. Lessee's representations and warranties in Paragraphs 2(b), 9, or 12(b) were materially inaccurate or misleading when made.

     (d) Assignments; Transfer. Lessee makes an unauthorized assignment of the Agreement or the Lease, or Lessee makes an unauthorized transfer, sublease, pledge, or the like of the Equipment.

     (e) Corporate Existence. Lessee ceases to be an ongoing concern; Lessee ceases to be in good standing under the laws of each jurisdiction in which it conducts business, and such lack of good standing is not cured within 15 days of written notice from Lessor; Lessee terminates its corporate existence or enters into a merger or consolidation in which it is not the surviving entity; or Lessee transfers all or substantially all of its assets (unless the entity acquiring the assets assumes all duties and obligations of Lessee under the Lease, and Lessor is satisfied in its sole discretion with the creditworthiness of the new entity).

     (f) Insolvency; Bankruptcy. Lessee becomes insolvent; Lessee consents to the appointment of a receiver, trustee, or the like for a substantial part of its property; Lessee makes a general assignment for the benefit of creditors; Lessee admits in writing its general inability to pay its debts when due; Lessee takes action seeking relief under bankruptcy or any insolvency law; or an action under bankruptcy or any insolvency law is begun against Lessee, and the action is not dismissed within 30 days.


                                                           Lessor   /s/
                                                                 --------------
                                                           Lessee   /s/
                                                                 --------------

     (g) Cross Default. Lessee does not cure within 30 days a default with respect to third persons under an obligation in excess of $500,000 for borrowed money, for the deferred purchase price of property, or for the payment of rent under any lease agreement.

     (h) Financial Covenants.

            1) Parent's leverage ratio exceeds 2:1 during the Lease Term. Leverage means Total Liabilities to Total Shareholders' Equity, as such terms are defined by GAAP.

            2) Parent makes a payment of dividends,

            3) Rick E. Trapp and Michael J. Pawelek fail to directly or indirectly maintain an aggregate of at least 25% ownership of Parent during the Lease Term.

     (i) Compliance Certificate. Lessee fails to provide the officer's certificate required under Paragraph 10(b) within ten days of written notice from Lessor.

     (j) Other Failure. Lessee fails to perform or observe any other obligation, condition, or requirement under the Lease or under any other agreement between Lessor and Lessee, and the failure is not cured within 30 days after the earlier of (i) the date on which Lessee learns of the failure or (ii) the date of notice by Lessor to Lessee.

14. REMEDIES. If an Event of Default occurs, Lessor may declare a default ("Default") by written notice to Lessee. Lessor may declare a Default on all Leases under the Agreement or, alternatively, on some or all of the Equipment or Leases. If Lessor declares a Default, Lessor may pursue one or more of the following remedies.

     (a) Default Payment. Without seeking return of the Equipment and upon written notice to Lessee specifying a payment date not earlier than 10 days, Lessor may demand that Lessee pay a Default Payment to Lessor. Lessee acknowledges that the Default Payment represents liquidated damages necessary to compensate Lessor for the loss of a bargain caused by Lessee's Default and does not constitute a penalty. The Default Payment is an amount equal to the Rent and other amounts due Lessor up to and including the next Rent payment date plus the higher of:

        (i) the Stipulated Loss Value defined in Paragraph 7(b); or

        (ii) the present value of future Rents to the end of the Base Lease Term (or, as applicable, a Renewal Term) plus Lessor's reasonable then current assessment of the Fair Market Value of the Equipment at the end of the Base Lease Term (or, as applicable, a Renewal Term), both discounted at six percent. Fair Market Value means the price that a willing, knowledgeable buyer would pay for the Equipment in an arm's length transaction to a willing, knowledgeable seller under no compulsion to sell, assuming that the Equipment is installed and in use and is in the condition required by Paragraph 5 of the Agreement.

     If Lessee fails to make the Default Payment by the specified payment date, Lessee will pay to Lessor late charges as calculated in Paragraph 3(c). After Lessor receives the full amount of the Default Payment (including any late charges and any Taxes imposed on Lessor related to the transfer of the Equipment to Lessee), the Lease (or part of it) subject to the Default will terminate, and Lessor will transfer the applicable Equipment to Lessee on an "as is, where is" basis without recourse and without representation or warranty (express or implied), except that the Equipment will be clear of Lessor Liens.

     (b) Return or Repossession of Equipment.

            (1) Upon written notice to Lessee, Lessor may require Lessee at Lessee's expense to promptly return the Equipment according to the return provisions of the Lease. Alternatively, Lessor may require Lessee at its expense to place the Equipment in the condition required by the return provisions of the Lease and to gather the Equipment at the location or locations where the Equipment was originally delivered (or at a location or locations designated by Lessor in reasonable proximity to the original delivery points); Lessor may then take immediate possession of the Equipment by summary proceedings or otherwise and may remove it from Lessee's location, with no liability to Lessor.

            (2) Upon return or repossession of the Equipment, Lessor may sell or re-lease the Equipment in a commercially reasonable manner at a public or private sale. Lessor will use commercially reasonably efforts in good faith to mitigate the damages caused by Lessee's Default. Lessor's entire obligation to attempt to mitigate damages is stated in this subparagraph, and Lessee waives whatever additional rights it might have under laws or regulations to require mitigation.

            (3) If after making commercially reasonable efforts Lessor is not able to sell or re-lease the Equipment, Lessee will pay to Lessor, upon 10 days written notice, the Default Payment defined in Paragraph 14(a), and the Equipment will be transferred to Lessee according to Paragraph 14(a).

            (4) If Lessor is able to sell or re-lease the Equipment, Lessee will pay Lessor, upon 10 days written notice, the Default Payment defined in Paragraph 14(a) minus the Net Proceeds. The Net Proceeds of a sale are: (i) the total consideration received by Lessor on the sale; (ii) minus Lessor's incidental damages associated directly or indirectly with the sale (including reasonable charges and expenses for repair and restoration of the Equipment and of the landlord's premises, storage, freight, advertising, legal services, appraisal services, financing, sales commissions, and rent or other fees paid to a landlord). The Net Proceeds of a re-lease are: (i) the present value of aggregate rents on the re-leased equipment throughout the remainder of the Lease Term under this Agreement (discounted at six percent); (ii) minus Lessor's incidental damages associated directly or indirectly with the re-lease (including reasonable charges and expenses of the type described in the previous sentence). In no event will Lessor be required to make a payment to Lessee under this subparagraph (b)(4).



                                                           Lessor   /s/
                                                                 ----------
                                                           Lessee   /s/
                                                                 ----------

     (c) Cure By Lessor. Lessor may cure a Default or Event of Default (without relieving Lessee of its other obligations under the Agreement or the Lease), and Lessee will reimburse Lessor for all expenses incurred (including reasonable attorney fees).

     (d) Other Remedies. Lessor may pursue remedies available to it at law or in equity, including those under UCC Article 2A and suits for damages and for specific performance.

     (e) Election of Remedies. Lessor's remedies are cumulative. Lessor may pursue one or more remedies separately or concurrently. Lessor may pursue the same or different remedies with respect to individual items of Equipment within a Lease and with respect to individual Leases under the Agreement. Lessor's election of one remedy does not bar its pursuit of other remedies, provided that Lessor is not entitled to place itself in a better position than it would have been in had Lessee fully performed under the Lease.

     (f) Expenses; Agency. Lessee will pay Lessor's commercially reasonable charges, expenses, commissions, and the like (including reasonable attorney fees and any resulting Taxes) to pursue remedies under this paragraph. Lessee irrevocably appoints Lessor as Lessee's agent to execute and file documents necessary for Lessor to pursue remedies under this paragraph, except for those documents relating to actions at law or in equity.

     (g) Continuing Obligations. While Lessor is pursuing its remedies under this paragraph, Lessee remains liable under the Agreement and all Leases for all obligations that are not subject to the Default.

15.  END-OF-TERM OPTIONS.

     Provisions, if any, for renewal of a Lease, purchase of the Equipment, and return of the Equipment are specified in the Lease.

16.  GENERAL.

     (a) Assignment. Without Lessor's prior written consent, Lessee may not assign a Lease in whole or in part, nor may Lessee transfer, sublease, or pledge the Equipment in whole or in part; except that with 30 days prior notice to Lessor, Lessee may assign a Lease to a wholly-owned subsidiary of Lessee. In all cases of Lessee's assignment, transfer, sublease, and pledge (including an assignment to a wholly-owned subsidiary), Lessee will remain obligated under the Lease unless specifically released by Lessor. Lessor may assign a Lease in whole or in part without the consent of, or prior notice to, Lessee.

     (b) Timeliness. Time is of the essence regarding the Agreement and the Lease.

     (c) Non-Waiver. No course of dealing or failure to strictly enforce a provision of the Agreement or any Lease constitutes a waiver of the future performance of that provision.


                                                       Lessor /s/
                                                             -----------
                                                       Lessee /s/
                                                             -----------

     (d) Severability. If a provision of the Agreement or the Lease is held unenforceable, all other provisions remain in force.

     (e) Governing Law; Venue; Jury Trial. The Agreement and the Lease are being delivered in and will be performed in the State of New York, and the Agreement and the Lease are governed by New York State law, without giving effect to principles of conflicts of law. Lessor and Lessee consent to the exclusive jurisdiction of the New York State courts in New York County and the United States courts for the Southern District of New York. Lessor and Lessee waive any right to a jury trial.

     (f) Waiver of Certain Sections of UCC Article 2A. Lessee waives all rights and remedies conferred upon it under Sections 303 and 508 through 522 of UCC Article 2A.

     (g) Survival of Obligations. After termination of the Lease, the obligations in the Agreement of Paragraphs 3 (b)[Taxes], 11 [General Indemnity], and 12[Tax Indemnity] remain in effect for Taxes, claims, losses, and Tax Losses that arise during or relate to the Lease Term.

     (h) Notices. Notices will be in writing and addressed to the person indicated on the Lease, and the parties may change the names and addresses from time to time by prior written notice. A notice may be delivered by one of the following methods and will be considered given on the date indicated: (i) by personal delivery, on the date delivered; (ii) by overnight courier, on the date shown on the delivery receipt; (iii) by fax, on the date receipt is confirmed by return fax; or (iv) by certified or registered mail, on the date shown on the return receipt.

     (i) Execution. The Agreement and the Lease may be executed in counterparts. If executed in counterparts, all counterparts constitute one and the same instrument. The Agreement and the Lease are not effective unless and until accepted and executed by Lessor.

     (j) Entire Agreement. The Agreement and the Lease contain the entire understanding of Lessor and Lessee and supersede all prior or contemporaneous negotiations and representations (written or oral) between Lessor and Lessee and any broker, supplier, salesman, or the like. Lessor and Lessee may amend the Agreement or the Lease only in writing signed by authorized persons.



NYNEX CREDIT COMPANY                   UNIVERSAL SEISMIC ASSOCIATES, INC.

 /s/ DANA J. PASTERNAK                  /s/ RONALD L. ENGLAND
-----------------------------------    --------------------------------------
(Signature)                            (Signature)

  Dana J. Pasternak                      Ronald L. England
-----------------------------------    --------------------------------------
(Typed Name)                           (Typed Name)

  Vice President - Marketing             Chief Financial Officer
-----------------------------------    --------------------------------------
(Title)                                (Title)

  November 8, 1995                       October, 19, 1995
-----------------------------------    --------------------------------------
(Date)                                 (Date)



                                       UNIVERSAL SEISMIC ACQUISITION, INC.

                                        /s/ RONALD L. ENGLAND
                                       --------------------------------------
                                       (Signature)

                                         Ronald L. England
                                       --------------------------------------
                                       (Typed Name)

                                         Chief Financial Officer
                                       --------------------------------------
                                       (Title)
                                         October 19, 1995
                                       --------------------------------------
                                       (Date)



                                                                Lessor  /s/
                                                                       -----
                                                                Lessee  /s/
                                                                       -----

                          LEASE #95-15a

This Lease dated October 2, 1995 is made under the Master Lease Agreement ("Agreement") dated October 2, 1995 between NYNEX Credit Company ("Lessor") and the Lessee identified below.

I.   LESSEE

     Name, Address                          Lessee Contact:
     -------------                          ---------------

     Universal Seismic Associates, Inc.     Name:       Mr. Ron England
     Universal Seismic Acquisition, Inc.    Title:      Chief Financial Officer
     16420 Park Ten Place, Suite 300        Tel#:       (713) 578-8081
     Houston, Texas 77084                   Fax#:       (713) 578-7091

     Federal I.D. #'s:
     -----------------

     Universal Sisnmic Associates, Inc.:  76-0256086
     Universal Seismic Acquisition, Inc.:   76-0318336

II.  NOTICES (Agreement, Paragraph 16(g))

     Lessor                                 Lessee
     ------                                 ------

     NYNEX Credit Company                   Universal Seismic Associates, Inc.
     200 Park Avenue                        Universal Seismic Acquisition, Inc.
     New York, New York 10166               16420 Park Ten Place, Suite 300
     Attn: Asset Administrator              Houston, Texas 77084
                                            Attn: Mr. Dan Calloway

III. EQUIPMENT (Agreement, Paragraph 1)

     SUPPLIER:                              Input/Output, Inc.
     ---------                              12300 Parc Crest Drive
                                            Stafford, Texas 77477

     LOCATION:                              Within the continental United States
     ---------







                                                                 Lessor  /s/
                                                                        -----
                                                                 Lessee  /s/
                                                                        -----

        EQUIPMENT DESCRIPTION:


                Serial          Make,
Quantity        No.             Manufacturer            Model No.       Cost
--------------------------------------------------------------------------------
                    See attached Detailed Equipment List

                                      Total Equipment Cost $4,279,874.00

IV.     LEASE TERM (Agreement, Paragraph 2)

        Interim Lease Term                      Base Lease Term

          begins: November 2, 1995                begins: December 1, 1995
          ends:   December 1, 1995                ends:   December 1, 1999

V.      RENT (Agreement, Paragraph 3)

        During Interim Lease Term:

          Per Diem Rent Factor: 0.072044%
          Rent per day: $3,083.40
          Sales Tax per day: $*

        During Base Lease Term:

          Monthly Rent Factor: 2.16323%
          Rent ( X  monthly;   quarterly): $92,501.90
          Sales Tax ( X  monthly;     quarterly): $*
          Payable in X advance;   in arrears

VI.     INSURANCE

        Property Insurance (Agreement, Paragraph 6(a))
           Amount: (see Paragraph 6(a))
           Maximum Deductible/Self-Insurance: $100,000

        General Liability Insurance (Agreement Paragraph 6(b))
           Amount: $5,000,000
           Maximum Deductible/Self-Insurance: $100,000

* Sales tax to be calculated at time of billing.

                                                                     /s/  Lessor
                                                                    -----
                                                                     /s/  Lessee
                                                                    -----

VII.   ACCEPTANCE: REPRESENTATIONS AND WARRANTIES

(a) Lessee irrevocably accepts the Equipment described above according to Paragraph 2(b) of the Agreement.

(b) Lessee confirms, as of the execution date of this Lease, its representations and warranties in Paragraphs 9 and 12 of the Agreement.

VIII.  END-OF-TERM OPTIONS

(a) At the end of the Base Lease Term, so long as no Event of Default is continuing, Lessee must elect one of the following options:

     (i)  purchase all the Equipment; or

     (ii) renew the Lease for one or more terms, after which time either purchase or return all the Equipment.

(b) If Lessee fails to give timely notice (as specified below) of its election of the purchase or return option, Lessee will be deemed to have elected the renewal option.

(c) Lessor and Lessee anticipate that they will execute additional Leases (Lease # 95-15b, Lease # 95-15c, and so forth) for multiple takedowns of Equipment. Lessee's election of an end-of-term option for this Lease # 95-15a will govern the end-of-term options for all Leases under Lease # 95-15. That is, the end-of-term option for Lease # 95-15b, Lease # 95-15c, and so forth will be the same end-of-term option that Lessee elects for this Lease # 95-15a.

1.     RENEWAL OPTION.

(a) To exercise its renewal option, Lessee must give Lessor irrevocable written notice at least 180 days before the end of the Base Lease Term or, if applicable, a Renewal Term.

(b) Lessee's first renewal option is for a period of one year ("First Renewal Term") at a monthly Rent equal to 1.720005 percent of the Total Equipment Cost specified in the Lease. At the end of the First Renewal Term, so long as no Event of Default is continuing, Lessee has the option to renew the Lease for successive periods of one year (each a "Successive Renewal Term") at the then Fair Market Rent. "Fair Market Rent" means the rent that the Equipment would command on the open market, assuming the Equipment is installed and in use and is in the condition required by Paragraph 5 of the Agreement. Fair Market Rent will be determined by mutual agreement between Lessor and Lessee. If Lessor and Lessee are unable to reach agreement, Lessor will select an appraiser reasonably acceptable to Lessee.


                                                              /s/    Lessor
                                                           ----------
                                                              /s/    Lessee
                                                           ----------

The valuation of the appraiser will become the binding Fair Market Rent. Lessee will pay the appraiser's fees and expenses.

2.     PURCHASE OPTION.

(a) To exercise its option to purchase all Equipment listed on a Lease, Lessee must give Lessor irrevocable written notice at least 180 days before the end of the Base Lease Term or, if applicable, a Renewal Term.

(b) The purchase price at the end of the Base, Lease Term will be the greater of: (i) 20 percent of the Total Equipment Cost (as specified in the Lease); or
(ii) the then Fair Market Value of the Equipment. The purchase price at the end of a Renewal Term will be the then Fair Market Value. In addition to this purchase price, Lessee will reimburse Lessor for all Taxes imposed on Lessor (excluding taxes on any gain on the sale), plus all costs and expenses (including reasonable attorney fees) payable by Lessor on the sale. Fair Market Value means the price that a willing, knowledgeable buyer would pay for the Equipment in an arm's length transaction to a willing, knowledgeable seller under no compulsion to sell, assuming that the Equipment is installed and in use and is in the condition required by Paragraph 5 of the Agreement. Fair Market Value will be determined by mutual agreement between Lessor and Lessee. If Lessor and Lessee are unable to reach agreement, Lessor will select an appraiser reasonably acceptable to Lessee. The valuation of the appraiser will become the binding Fair Market Value. Lessee will pay the appraiser's fees and expenses.

(c) Upon receipt of the full purchase price and all other amounts then due under the Lease, Lessor will transfer title to the Equipment to Lessee on an "as is, where is" basis, without recourse and without representation or warranty (express or implied), except Lessor warrants that the Equipment is clear of Lessor Liens.

3.     RETURN OF THE EQUIPMENT.

(a) To exercise its option to return all Equipment listed on a Lease at the end of a Renewal Term, Lessee must give Lessor irrevocable written notice at least 180 days before the end of a Renewal Term.

(b) Show Rights. Upon receiving reasonable notice from Lessor in the period 180 days before expiration or earlier termination of the Lease and without disruption to Lessee's business, Lessee will make the Equipment available for on-site operational inspections by potential purchasers, and Lessee will provide personnel, power, and other operational requirements necessary to demonstrate the electrical, mechanical, and operating systems of each item of the Equipment.

(c) Restoration of the Equipment. By the end of the Lease Term, Lessee will at its expense:


                                                                    /s/  Lessee
                                                                   -----
                                                                    /s/  Lessee
                                                                   -----

(i) remove all markings placed by Lessee on the Equipment that are not necessary for the future installation, use, maintenance, or repair of the Equipment; (ii) ensure that the Equipment meets legal and regulatory requirements necessary for the sale and continued commercial use of the Equipment; (iii) ensure that the Equipment is clear of all Lessee Liens; and
(iv) restore the Equipment to its original condition as of the beginning of the Lease Term (reasonable wear and tear resulting solely from proper use excepted) in accordance with Paragraph 5(a) of the Agreement, including but not limited to the following:

            - ensure that the Equipment is clean, cosmetically acceptable, and structurally sound with no noticeable cracks, scratches or other visual, electrical or mechanical damage. The Equipment must be in good operating order, repair and condition free of any hazardous waste material, and free from all rust and corrosion, with no missing or damaged parts;

            - ensure that all of the Equipment's systems, including its electrical and telemetry systems, are able to operate as designed in accordance with manufacturer's specifications and within designed tolerances.

(d) Return. Lessee at its expense will:

          (1) At least 120 days before end of the Lease Term, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components.

          (2) At least 90 days before the end of the Lease Term, provide (or cause the suppliers or manufacturers to provide) to Lessor the following documents: (i) one set of service, operating, and software manuals including replacements and additions, such that all documentation is completely up-to-date; and (ii) one set of documents detailing configuration, operating requirements, maintenance and inspection records, and other technical data concerning the set-up and operation of the Equipment, including replacements and additions, such that all documentation is completely up-to-date.

          (3) At least 90 days before the end of the Lease Term, cause the manufacturer's representative or a qualified equipment maintenance provider acceptable to Lessor to perform a comprehensive physical inspection to test all material and workmanship of the Equipment and provide an in-depth field report to Lessor; if during the inspection, the authorized inspector finds that any of the Equipment is defective (reasonable wear and tear resulting solely from proper use excepted) or does not operate within the supplier's or manufacturer's specifications, Lessee will make repairs or replace all defects with supplier or manufacturer approved parts; and after corrective measures are completed, Lessee will arrange for a follow-up inspection of the Equipment by the same inspector, with a copy of the follow-up inspection report provided to Lessor.



                                                                   /s/  Lessor
                                                                  -----
                                                                   /s/  Lessee
                                                                  -----

          (4) At least 30 days before the end of the Lease Term, provide for an inspection and Fair Market Value appraisal to be performed by an appraiser selected by Lessor (and, if no Event of Default is continuing, reasonably acceptable to Lessee) and send the results of the inspection and appraisal to Lessor.

          (5) Return each item of Equipment with an in-depth field service report detailing the inspection outlined in subparagraph 3 above. The report will certify that the Equipment has been properly inspected, examined, and tested and that it operates within the supplier's and manufacturer's specifications.

          (6) Return the equipment with a certificate from the manufacturer that the Equipment (including any software): i) has been tested and is functioning properly; has an operating system at the current level; and ii) is qualified for manufacturer maintenance at standard rates without any reconditioning, initial set-up, or license charges. If Lessee does not provide the certificate, Lessor has the right to have the Equipment tested, and Lessee will promptly pay for the cost of:
          i) such testing; ii) any parts, shipping materials, or repairs necessary to bring the Equipment to its original performance condition (ordinary wear and tear resulting solely from proper use excepted); and iii) any updates necessary to bring the operating system to current level.

          (7) Ensure that all inspections, overhauls, rebuilding, or certifications known to be or expected to be due within 12 months are completed prior to return.

          (8) Disassemble and pack the Equipment according to the supplier's and manufacturer's specifications and recommendations, to include the following: (i) remove all process fluids from the Equipment and dispose of them in accordance with then-current waste disposal laws and regulations (at no time are materials which could be considered hazardous waste by any regulatory authority to be shipped with the Equipment); and (ii) fill all internal fluids (such as lube oil and hydraulic fluid) to operating levels and secure filler caps and seal all disconnect hoses to avoid spillage.

          (9) Within 10 days of the end of the Lease Term, transport the Equipment to not more than ten individual locations in the continental United States selected by Lessor, and provide the insurance required by Paragraph 6 of the Agreement prior to and during transport of the Equipment.

          (10) If requested by Lessor, provide insurance and safe, secure storage for the Equipment for 90 days after the end of the Lease Term.

(e) Failure to Return. In addition to Lessor's other remedies in Paragraph 14 of the Agreement, if Lessee fails to return the Equipment within the required time period or fails to restore the Equipment to the proper condition specified in subparagraph (b) above, Lessee will

                                                                    /s/  Lessor
                                                                   -----
                                                                    /s/  Lessee
                                                                   -----
continue to pay Rent at the last prevailing rate for the period of delay in returning the Equipment or for the period of time reasonably necessary for Lessor (at Lessee's expense) to restore the Equipment to its proper condition. Lessor's acceptance of this continuing Rent does not constitute a renewal of the Lease or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

IX.    ATTACHMENTS

           Attached to and included in this Lease are the following:


                      --  Detailed Equipment List
                      --  Table of Stipulated Loss Values
                      -- Assignment of Purchase Agreement and Consent -- Opinion of Lessees' Counsel
                      --  Secretary's Certificates
                      --  Guaranty
                      --  Opinion of Guarantor's Counsel
                      --  UCC Financing Statements


NYNEX CREDIT COMPANY                        UNIVERSAL SEISMIC ASSOCIATES, INC.

   /s/ DANA L. PASTERNAK                       /s/ RONALD L. ENGLAND
-------------------------------------       ------------------------------------
(Signature)                                 (Signature)
   Dana L. Pasternak                           Ronald L. England
-------------------------------------       ------------------------------------
(Typed Name)                                (Typed Name)
   Vice President - Marketing                  Chief Financial Officer
-------------------------------------       ------------------------------------
(Title)                                     (Title)
   November 8. 1995                            October 19, 1995
-------------------------------------       ------------------------------------
(Date)                                      (Date)


                                            UNIVERSAL SEISMIC ACQUISITION, INC.

                                               /s/ RONALD L. ENGLAND
                                            ------------------------------------
                                           (Signature)
                                              Ronald L. England
                                            ------------------------------------
                                           (Typed Name)
                                              Chief Financial Officer
                                            ------------------------------------
                                           (Title)
                                              October 19, 1995
                                            ------------------------------------
                                           (Date)
                                                                     page l of l


                                      LEASE #95-15a
                                      LESSOR: NYNEX CREDIT COMPANY
                                      LESSEE: UNIVERSAL SEISMIC ASSOCIATES, INC.


                           DETAILED EQUIPMENT LISTING

Vendor:
Input / Output, Inc.
12300 Parc Crest Drive
Stafford, TX 77477


                                                            Serial
Item# Quantity  Description                                 Number
================================================================================

 1     1        Data Transcriber Unit (DTU)            See attached SIN Listing
                                                       for all Equipment
 2     1        Tape Transport Module (TTM)

 3     1        Sentry Workstation & Software

 4     1        OSO GS612 Plotter & Rasterizing Software

 5     2        Truck Mount Power Supply Module

 6     2        Truck Mount Power Inverter Module

 7     1        Central Transmitter Receiver (CTR)

 8   300        Remote Seismic Recorder (RSR) RSR-24

 9   400        Solar Battery Pack (SBP)

10     6        Remote Deployment Terminal (RDT)

11     6        Battery Charger (BCM)

12    14        Data Collector Unit (DCU)





                                                                  Lessor: /s/
                                                                         ------
                                                                  Lessee: /s/
                                                                         ------

EQUIPMENT LISTING                            SERIAL NUMBERS
-----------------                            --------------
1 Data Transcriber Unit                          N/A

1 Tape Transport Module                          62

1 Sentry Workstation                             S7012 2682939
 & Software                                      26-R2863, 103841

1 OTO GS612 Plotter                              101300/374
 & Raterizing Software

2 Truck Mount Power Supply                       95290S6747   9S30056759

2 Truck Mount Power Inverter Module                   F0405        F0435

1 Central Transmitter Receiver                            1

300 RSR-24's                                See attached Exhibit A

400 Solar Battery Packs                     See attached Exhibit a

6 Battery Chargers                                       54           83           112           116           153
                                                        162

14 Data Collector Units                                   5            6             7             8             9
                                                         12           13            14            15            16
                                                         20           21            17            19

3 Remote Deployment Terminals (RDT)

3 Laptop Deployment Terminals (ROT)                   23740        23742

1 Spectrum Analyzer

                                  EXHIBIT A
                            300 RSR SERIAL NUMBERS

0001    0024    0046    0069    0090    0113    0133    0153    0173    0193
0002    0025    0047    0070    0091    0114    0134    0154    0174    0194
0003    0026    0048    0071    0093    0115    0135    0155    0175    0195
0004    0027    0049    0072    0094    0116    0136    0156    0176    0196
0006    0028    0050    0073    0095    0117    0137    0157    0177    0197
0007    0029    0051    0075    0096    0118    0138    0158    0178    0198
0008    0030    0052    0076    0097    0119    0139    0159    0179    0199
0009    0031    0053    0077    0098    0120    0104    0160    0180    0200
0011    0032    0054    0078    0101    0121    0141    0161    0181    0201
0013    0034    0055    0079    0102    0122    0142    0162    0182    0202
0014    0035    0057    0080    0103    0123    0143    0163    0183    0203
0015    0036    0058    0081    0104    0124    0144    0164    0184    0204
0016    0037    0059    0082    0105    0125    0145    0165    0185    0205
0017    0038    0061    0083    0106    0126    0146    0166    0186    0206
0018    0040    0062    0084    0107    0127    0147    0167    0187    0207
0019    0041    0063    0085    0108    0128    0148    0168    0188    0208
0020    0042    0064    0086    0109    0129    0149    0169    0189    0209
0021    0043    0065    0087    0110    0130    0150    0170    0190    0210
0022    0044    0067    0088    0111    0131    0151    0171    0191    0211
0023    0045    0068    0089    0112    0132    0152    0172    0192    0212


16134   16160   16186   16211
16135   16161   16187   16212
16136   16162   16188   16213
16137   16163   16189   16214
16138   16164   16190   16215
16139   16165   16191   16216
16140   16166   16192   16217
16141   16167   16193   16218
16142   16168   16194   16220
16143   16169   16195   16221
16144   16170   16196   16222
16145   16171   16197   16223
16146   16172   16198   16224
16147   16173   16199   16225
16148   16175   16200   16226
16149   16176   16201   16227
16150   16177   16202   16228
16151   16178   16203   16229
16152   16179   16204   16230
16153   16180   16205   16231
16154   16182   16206   16232
16155   16183   16207   16233
16156   16184   16208   16234
16157   16185   16209   16235
16158           16210   16236
16159

                                   Exhibit B
                     400 Solar Battery Packs Serial Numbers


22404    22406    22412    22417    22443
22409    22415    22408    24162    24163
24153    24161    24144    24152    24160
24136    24151    24154    24138    24145
24139    24141    24133    24137    24140
24150    24132    24155    24129    24127
24128    24135    24125    24131    24126
24159    24149    24148    24156    24157
24158    24164    24165    22432    22451
22453    22457    22452    22433    22430
22431    22428    22411    22405    22403
22410    22416    22407    22402    22397
22448    22361    23998    23999    23989
23997    23980    23988    23990    23996
23981    23987    23979    23991    23995
24000    23978    23986    23969    23970
23994    24001    23992    23993    22429
23985    22426    22438    22425    22437
22434    22455    22414    22456    22388
22413    24147    24146    24142    24143
24130    24134    23951    23952    23968
23971    23977    23976    23983    23984
23965    23975    23966    23982    23963
23972    23964    23957    23974    23973
23980    23959    23953    23954    23952
23951    23958    23957    23945    23936
23955    23956    23953    23948    23950
24375    24376    23857    24385    24393
24374    24411    23929    24402    24394
24377    24383    24384    24392    24395
24382    24373    24403    24404    24401
24391    24396    24386    24372    24378
24400    24397    24410    24387    24381
24406    24409    24405    24379    24380
24407    24399    24390    24389    24388
24408    22790    24371    22575    22749
22506    23214    24398    23213    22482
23222    22781    22767    22743    23215
22476    22751    22795    22481    22762
23227    22768    22748    22752    22789
22472    22759    23223    22761    22487
22760    22483    22769    22485    22501
22798    22786    22788    22468    22787
22754    18320    22758    26726    26743
26767    26753    22477    26740    26744
26748    26746    26717    26745    26731
26749    26755    26756    26764    26739
26724    26763    26725    26757    26742
26735    26760    26752    26736    26733
26785    26751    26773    26758    26732
26759    26788    26762    26738    26761
26765    26727    26734    23912    23911
26750    23892    26754    23901    23902
23884    23918    23919    23910    23903
23883    23885    23893    23894    23900
23882    23904    23913    23890    23881
23909    23905    23891    23914    23917
23899    23887    23895    23880    23916
23895    23898    23908    23907    23915
22897    23888    23886    24490    24489
23889    24468    23906    24480    24481
24455    24457    23879    24488    24482
24458    24465    24474    24475    24479
24459    24487    24491    Z4469    24460
24456    24483    24467    24492    24455
24477    24471    24478    24461    24453
24473    24476    24486    24485    24493
24472    24463    24464    24454    24416
24470    24434    24484    24425    24417
24435    24445    24462    24419    24418
24444    24438    24426    24427    24424
24443    24452    24451    24423    24432
24446    24419    24433    24442    24437
24422    24431    24414    24441    24448
24428    24421    24413    24412    24450
26876    26905    24438    24430    24439
26879    24429    24420    24447    24440
26908    26909    26872    26898    26890
26907    26871    24449    26881    26889
26906    26884    26899    26900    26882
                  26880
                  26923

                        ASSIGNMENT OF PURCHASE AGREEMENT
                                      AND
                                    CONSENT

1.   DEFINITIONS.

(a)  Assignment Agreement: this Assignment of Purchase Agreement and Consent.

(b) Lessor: NYNEX Credit Company, 200 Park Avenue, New York, NY 10166, a Delaware corporation, and its successors and assigns.

(c) Lessee: Universal Seismic Associates, Inc. and Universal Seismic Acquisition, Inc., 16420 Park Ten Place, Suite 300, Houston, TX 77084.

(d) Lease: Lease #95-15a under the Master Lease Agreement between Lessor and Lessee, dated as of October 2, 1995.

(e)  Vendor: Input/Output, Inc., 12300 Parc Crest Drive, Stafford, TX 77477.

(f) Purchase Agreement: Letter Agreement dated August 29, 1995 between Global Charter Corporation and Lessee and attached Quotation Number 5212-C dated July 21, 1995 between Vendor and Lessee.

(g)  Equipment: as identified in the Purchase Agreement.

(h) Acceptance of the Equipment: means that the Lessee represents and warrants that the Equipment: (i) has been delivered to and is in the possession of Lessee; (ii) has been fully inspected by Lessee or its qualified agent; (iii) is suitable for the purpose intended by Lessee; (iv) is in good order, operating condition, and repair and has been properly installed (subject to minor undischarged obligations of suppliers, manufacturers, or installers under their agreements and warranties); (v) meets all recommended or applicable safety and environmental laws, regulations, and standards; (vi) is clear of Lessee Liens (as defined in Paragraph 4 of the Master Lease Agreement); and
(vii) has been insured as required by Paragraph 6 of the Master Lease
Agreement.

2.   ASSIGNMENT.

     (a) Lessee assigns to Lessor all Lessee's right, title, and interest in the Purchase Agreement (including any warranties and guarantees), and Lessor accepts the assignment; provided that, other than Lessor's obligation to pay the purchase price for the Equipment in accordance with Paragraph 3 below, Lessee agrees that none of the duties or obligations of Lessee under the Purchase Agreement (or other agreements of any nature between Vendor and Lessee) have been assigned to or assumed by Lessor. Lessee remains liable to the Vendor to perform all duties of the "purchaser" under the Purchase Agreement as if this Assignment Agreement had not been executed.

     (b) Lessee will promptly execute and deliver further documents and take further actions that Lessor reasonably requests to obtain the full benefits of this Assignment Agreement.

     (c) Lessee will not enter into an agreement with the Vendor that would amend or terminate in any way the Purchase Agreement without the prior written consent of Lessor.

     (d) During the Lease Term under the Lease, so long as no Event of Default continues under the Lease, Lessee at its expense is authorized in Lessor's name to demand and accept the service on the Equipment that the Vendor is obligated to provide under the Purchase Agreement.

3.   ACCEPTANCE OF EQUIPMENT; PAYMENT; TITLE.

     (a) Lessee will immediately inspect the Equipment upon delivery to ensure conformance with Vendor's obligations under the Purchase Agreement. According to the Lease, title to the Equipment will vest in Lessor upon Lessee's Acceptance of the Equipment, and at that time Lessor will pay Vendor the purchase price specified in the Purchase Agreement. (If Lessee has made partial payments of the purchase price to Vendor, Lessor will reimburse Lessee for the partial payments and pay to Vendor the balance of the purchase price, up to the Total Equipment Cost specified in the Lease.)

     (b) Lessor's obligation to purchase and pay for the Equipment is conditioned on Lessee's compliance with the Lease. If Lessee does not comply to Lessor's satisfaction, Lessor's obligation to purchase the Equipment will terminate without further action and without liability of Lessor to Lessee or to Vendor, and Lessee will defend, indemnify, and hold harmless Lessor against all claims and losses (including reasonable legal expenses) arising out of Lessor's execution of this Assignment Agreement.

4.   LESSEE'S REPRESENTATIONS AND WARRANTIES.

     Lessee represents and warrants that: (i) the Purchase Agreement is now fully in effect and is enforceable in accordance with its terms, a true and complete execution copy of which Lessee has delivered to Lessor; (ii) the Purchase Agreement constitutes the entire understanding between Lessee and Vendor regarding the purchase of the Equipment; (iii) neither Lessee nor Vendor is in default under the Purchase Agreement; (iv) Lessee has the legal right and has obtained all necessary corporate approvals to assign the Purchase Agreement to Lessor; and (v) it will defend Lessor's title to the Equipment against any person (except title claims arising as a direct result of Lessor's actions).

5.   LESSEE'S INDEMNITY.

     Lessee agrees to defend, indemnify, and hold harmless Lessor (its agents, successors and assigns) against all claims and losses (including reasonable legal expenses) arising out of or relating to Lessee's obligations under this Assignment Agreement.

6.   VENDOR'S CONSENT.

     (a) Vendor consents to the assignment by Lessee to Lessor of all of the Lessee's right, title, and interest in the Purchase Agreement.

     (b) Other than Lessor's obligation to pay the purchase price for the Equipment in accordance with Paragraph 3 above, Vendor agrees that none of the duties or obligations of Lessee under the Purchase Agreement (or other agreements of any nature between Vendor and Lessee) have been assigned to or in any manner assumed by Lessor.

     (c) Vendor agrees that, on Acceptance of the Equipment and payment of the full purchase price, title to the Equipment vests in Lessor, and at that time Vendor will deliver to Lessor the following documents:

               (i) an original bill of sale signed by Vendor in the form of Attachment A to this Assignment Agreement for each item of Equipment, warranting good title clear of all liens, claims, and encumbrances;

               (ii) a certificate of origin for each item of Equipment (if transportation equipment or if the Equipment is not "U.S. made"); and

               (iii) an invoice for each item of Equipment, reflecting Lessor as purchaser, in an amount equal to the purchase price of the Equipment.

7.   VENDOR'S INDEMNITY.

     Vendor agrees to defend, indemnify, and hold harmless Lessor and Lessee (their agents, successors and assigns) against all claims and losses (including reasonable legal expenses) relating to patent, copyright, or trade secret infringement on the Equipment.

8.   GENERAL.

     (a) Assignment. Without Lessor's prior written consent, Lessee may not assign this Assignment Agreement in whole or in part; except that with 30 days prior notice to Lessor,

Lessee may assign this Assignment Agreement to a wholly-owned subsidiary of Lessee. In all cases of Lessee's assignment (including an assignment to a wholly-owned subsidiary), Lessee will remain obligated under this Assignment Agreement unless specifically released by Lessor. Lessor may assign this Assignment Agreement in whole or in part without the consent of, or prior notice to, Lessee.

     (b) Non-Waiver. No course of dealing by Lessor nor Lessor's failure to strictly enforce a provision of this Assignment Agreement constitutes a waiver of the future performance of that provision.

     (c) Severability. If a provision of this Assignment Agreement is held unenforceable, all other provisions remain in force.

     (d) Governing Law; Venue; Jury Trial. This Assignment Agreement is being delivered in and will be performed in the State of New York, and this Assignment Agreement is governed by New York State law. Lessor and Lessee consent to the exclusive jurisdiction of the New York State courts in New York County and the United States courts for the Southern District of New York. Lessor and Lessee waive any right to a jury trial.

     (e) Amendment. This Assignment Agreement cannot be amended orally, but only in writing executed by authorized representatives of the parties.

     (f) Execution. This Assignment Agreement is being executed in conjunction with the Lease, and it may be signed in counterparts.

Lessor:                                Lessee:
NYNEX CREDIT COMPANY                   UNIVERSAL SEISMIC ASSOCIATES, INC.

By: /s/ DANA J. PASTERNAK              By: /s/ RONALD L. ENGLAND
    ------------------------------         --------------------------------
Printed Name: Dana J. Pasternak        Printed Name: Ronald L. England
              --------------------                   ----------------------
Title: Vice President - Marketing      Title: Chief Financial Officer
       ---------------------------            -----------------------------
Date: November 8, 1995                 Date: October 19, 1995
      ----------------------------           ------------------------------

Vendor:                                Lessee:
INPUT/OUTPUT, INC.                     UNIVERSAL SEISMIC ACQUISITION, INC.

By:                                    By: /s/ RONALD L. ENGLAND
    ------------------------------         --------------------------------
Printed Name:                          Printed Name: Ronald L. England
              --------------------                   ----------------------
Title:                                 Title: Chief Financial Officer
       ---------------------------            -----------------------------
Date:                                  Date: October 19, 1995
      ----------------------------           ------------------------------

Lessee may assign this Assignment Agreement to a wholly-owned subsidiary of Lessee. In all cases of Lessee's assignment (including an assignment to a wholly-owned subsidiary), Lessee will remain obligated under this Assignment Agreement unless specifically released by Lessor. Lessor may assign this Assignment Agreement in whole or in part without the consent of, or prior notice to, Lessee.

     (b) Non-Waiver. No course of dealing by Lessor nor Lessor's failure to strictly enforce a provision of this Assignment Agreement constitutes a waiver of the future performance of that provision.

     (c) Severability. If a provision of this Assignment Agreement is held unenforceable, all other provisions remain in force.

     (d) Governing Law; Venue; Jury Trial. This Assignment Agreement is being delivered in and will be performed in the State of New York, and this Assignment Agreement is governed by New York State law. Lessor and Lessee consent to the exclusive jurisdiction of the New York State courts in New York County and the United States courts for the Southern District of New York. Lessor and Lessee waive any right to a jury trial.

     (e) Amendment. This Assignment Agreement cannot be amended orally, but only in writing executed by authorized representatives of the parties.

     (f) Execution. This Assignment Agreement is being executed in conjunction with the Lease, and it may be signed in counterparts.

Lessor:                                Lessee:
NYNEX CREDIT COMPANY                   UNIVERSAL SEISMIC ASSOCIATES, INC.

By: /s/ DANA J. PASTERNAK              By:
    ------------------------------         -------------------------------
Printed Name:                          Printed Name:
              --------------------                   ---------------------
Title:                                 Title:
       ---------------------------            ----------------------------
Date:                                  Date:
      ----------------------------           -----------------------------

Vendor:                                Lessee:
INPUT/OUTPUT, INC.                     UNIVERSAL SEISMIC ACQUISITION, INC.

By: /s/ ROBERT P. BRINDLEY             By:
    ------------------------------         -------------------------------
Printed Name: Robert P. Brindley       Printed Name:
              --------------------                   ---------------------
Title: Sr. VP., CFO, and Secretary     Title:
       ---------------------------            ----------------------------
Date: 10/23/95                         Date:
      ----------------------------           -----------------------------

                                  Attachment A
                  Assignment of Purchase Agreement and Consent



                                  BILL OF SALE


1.   DEFINITIONS.

     (a) Vendor: Input/Output, Inc., 12300 Parc Crest Drive, Stafford, TX
     77477.

     (b) Buyer: NYNEX Credit Company, 200 Park Avenue, New York, NY 10166, a Delaware corporation, and its successors and assigns.

     (c) Equipment: as specified on the attached Detailed Equipment List.

     (d) Sale date: October 25, 1995.
                    ----------------
2.   SALE.

     On the Sale Date, Vendor for sufficient consideration (the receipt of which is acknowledged) sells and delivers to Buyer all of Vendor's right, title, and interest in and to the Equipment and assigns to Buyer any and all licenses in software associated with the Equipment.

3.   VENDOR'S WARRANTY.

     Vendor warrants to Buyer that: (i) Vendor is conveying good and marketable title to the Equipment, clear of liens, claims, and encumbrances; and (ii) Vendor is selling the Equipment by its sole act and has taken all corporate action required and advisable to complete the sale.

                                       INPUT/OUTPUT, INC.
                                       (Vendor)

                                       By: /s/ ROBERT P. BRINDLEY
                                           -----------------------------------
                                       Typed Name: Robert P. Brindley
                                                   ---------------------------
                                       Title: Senior Vice President, Chief
                                              --------------------------------
                                              Financial officer and Secretary
                                              --------------------------------
                                       Date: 10/23/95

                            CERTIFICATE OF SECRETARY

          The undersigned hereby certifies that she is the duly elected and qualified Secretary of UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "Corporation"). The undersigned further certifies that:

          A. As Secretary of the Corporation, she is authorized to execute this Certificate on behalf of the Corporation.

          B. The Corporation is duly incorporated, validly existing, and is in good standing under the laws of the State of Delaware.

          C. The Corporation has the power and authority to enter into the Master Least Agreement, dated as of October 2, 1995, all Leases #95-15, and related documents (the "Documents") between the Corporation and NYNEX Credit Company. This corporate power and authority is shown by the resolutions of the Board of Directors of the Corporation, attached hereto as Attachment A, which resolutions were adopted in a unanimous written consent dated October 19, 1995 and have not been amended or revoked in any manner and remain in full force, and effect.

          D. The individuals whose names appear below are the duly elected, qualified and acting officers of the Corporation as noted below, and that the signatures appearing opposite their names below are their respective true and genuine signatures:


     Name                  Office                   Signature
     ----                  ------                   ---------

     Rick E. Trapp         Chairman of the Board    /s/ RICK E. TRAPP
                                                    ----------------------

     Michael J. Pawelek    President and Chief      /s/ MICHAEL J. PAWELEK
                             Executive Officer      ----------------------

     Ronald L. England     Chief Financial Officer  /s/ RONALD L. ENGLAND
                             and Treasurer          ----------------------

          IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 19 day of October, 1995.



                                             /s/ VICKI D. HUMPHREY
                                             -----------------------------
                                             VICKI D. HUMPHREY, Secretary

                                  ATTACHMENT A

          WHEREAS, the Corporation desires to lease a I/O SYSTEM TWO RSR System (the "System");

          WHEREAS, each of the directors of the Corporation has reviewed the most recent draft of the Master Lease Agreement, dated as of October 2, 1995 (the "Master Lease Agreement"), by and between the Corporation and Universal Seismic Associates, Inc., as Lessee, and NYNEX Credit Company, as Lessor ("NYNEX"), the most recent draft of the Lease #95-15a with NYNEX, dated as of October 2, 1995, setting forth the terms and conditions of the lease of the System from NYNEX under the Master Lease Agreement (the "Lease"), and the most recent draft of the Assignment of Purchase Agreement and Consent, assigning to NYNEX all of the Corporation's right, title, and interest in the letter agreement, dated August 29, 1995, between Universal Seismic Associates, Inc. and Global Charter Corporation regarding the purchase of the System (the "Assignment"), and believe that the execution of the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated thereby, is in the best interests of the Corporation;

             NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the proposed Master Lease Agreement, the Lease and the Assignment are hereby in all respects ratified, confirmed and approved, and the President of the Corporation shall be and is hereby authorized, empowered and directed to enter into, execute and deliver the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated therein in the name and on behalf of the Corporation, with such changes in the terms thereof as such officer shall, in his sole discretion, deem necessary or desirable and in the best interest of the Corporation; and

             RESOLVED FURTHER, that the President or the Chief Financial Officer is hereby authorized, empowered and directed to do and perform such acts and things, to sign such documents and certificates and to take all such other action, including the securing of all necessary and advisable waivers, consents and permits, as such officer shall deem necessary, advisable or proper to carry out the intents and purposes of the foregoing resolutions and to perform all obligations of the Corporation under the terms of the Master Lease Agreement, the Lease and all other documents entered into thereunder, and all actions heretofore taken, and all instruments and documents heretofore executed, by any officer of the Corporation in connection with or relating to any of the matters which are the subject of the foregoing resolutions are hereby in all respects authorized, adopted, ratified, confirmed and approved.

                            CERTIFICATE OF SECRETARY


          The undersigned hereby certifies that she is the duly elected and qualified Secretary of UNIVERSAL SEISMIC ACQUISITION, INC., a Texas corporation (the "Corporation"). The undersigned further certifies that:

          A. As Secretary of the Corporation, she is authorized to execute this Certificate on behalf of the Corporation.

          B. The Corporation is duly incorporated, validly existing, and is in good standing under the laws of the State of Texas,

          C. The Corporation has the power and authority to enter into the Master Lease Agreement, dated as of October 2, 1995, all Leases #95-15, and related documents (the "Documents") between the Corporation and NYNEX Credit Company. This corporate power and authority is shown by the resolutions of the Board of Directors of the Corporation, attached hereto as Attachment A, which resolutions were adopted in a unanimous written consent dated October 19, 1995 and have not been amended or revoked in any manner and remain in full force and effect.

          D. The individuals whose names appear below are the duly elected, qualified and acting officers of the Corporation as noted below, and that the signatures appearing opposite their names below are their respective true and genuine signatures:

     Name                  Office                   Signature
     ----                  ------                   ---------

     Rick E. Trapp         Chairman of the Board    /s/ RICK E. TRAPP
                                                    ----------------------

     Michael J. Pawelek    President and            /s/ MICHAEL J. PAWELEK
                             Treasurer              ----------------------

     Ronald L. England     Chief Financial Officer  /s/ RONALD L. ENGLAND
                                                    ----------------------

          IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 19 day of October, 1995.



                                            /s/ VICKY D. HUMPHREY
                                            -----------------------------
                                             VICKY D. HUMPHREY, Secretary

                                  ATTACHMENT A

          WHEREAS, the Board of Directors of the Corporation has previously approved the purchase or lease of a I/O SYSTEM TWO RSR System (the "System");

          WHEREAS, each of the directors of the Corporation has reviewed the most recent draft of the Master Lease Agreement, dated as of October 2, 1995 (the "Master Lease Agreement"), by and between the Corporation and Universal Seismic Acquisition, Inc., as Lessee, and NYNEX Credit Company, as Lessor ("NYNEX"), the most recent draft of the Lease #95-15a with NYNEX, dated as of October 2, 1995, setting forth the terms and conditions of the lease of the System from NYNEX under the Master Lease Agreement (the "Lease"), and the most recent draft of the Assignment of Purchase Agreement and Consent, assigning to NYNEX all of the Corporation's right, title, and interest in the letter agreement, dated August 29, 1995, between the Corporation and Global Charter Corporation regarding the purchase of the System (the "Assignment"), and believe that the execution of the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated thereby, is in the best interests of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the proposed Master Lease Agreement, the Lease and the Assignment are hereby in all respects ratified, confirmed and approved, and the President or the Chief Financial Officer of the Corporation shall be and is hereby authorized, empowered and directed to enter into, execute and deliver the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated therein in the name and on behalf of the Corporation, with such changes in the terms thereof as such officer shall, in his sole discretion, deem necessary or desirable and in the best interest of the Corporation; and

          RESOLVED FURTHER, that the President or the Chief Financial Officer is hereby authorized, empowered and directed to do and perform such acts and things, to sign such documents and certificates and to take all such other action, including the securing of all necessary and advisable waivers, consents and permits, as such officer shall deem necessary, advisable or proper to carry out the intents and purposes of the foregoing resolutions and to perform all obligations of the Corporation under the terms of the Master Lease Agreement, the Lease and all other documents entered into thereunder, and all actions heretofore taken, and all instruments and documents heretofore executed, by any officer of the Corporation in connection with or relating to any of the matters which are the subject of the foregoing resolutions are hereby in all respects authorized, adopted, ratified, confirmed and approved.

                       UNIVERSAL SEISMIC ASSOCIATES, INC.

              UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                           IN LIEU OF SPECIAL MEETING

                                October 19, 1995

          We, the undersigned, being all of the directors of UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (herein the "Corporation"), do hereby unanimously consent to the following action of this Corporation with the same force and effect as though the following resolutions were adopted at a Special Meeting of the Board of Directors duly called and held:

          WHEREAS, the Board of Directors of the Corporation has previously approved the purchase or lease of a I/O SYSTEM TWO RSR System (the "System");

          WHEREAS, each of the directors of the Corporation has reviewed the most recent draft of the Master Lease Agreement, dated as of October 2, 1995 (the "Master Lease Agreement"), by and between the Corporation and Universal Seismic Acquisition, Inc., as Lessee, and NYNEX Credit Company, as Lessor ("NYNEX"), the most recent draft of the Lease #95-15a with NYNEX, dated as of October 2, 1995, setting forth the terms and conditions of the lease of the System from NYNEX under the Master Lease Agreement (the "Lease"), and the most recent draft of the Assignment of Purchase Agreement and Consent, assigning to NYNEX all of the Corporation's right, title, and interest in the letter agreement, dated August 29, 1995, between the Corporation and Global Charter Corporation regarding the purchase of the System (the "Assignment"), and believe that the execution of the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated thereby, is in the best interests of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the proposed Master Lease Agreement, the Lease and the Assignment are hereby in all respects ratified, confirmed and approved, and the President or the Chief Financial Officer of the Corporation shall be and is hereby authorized, empowered and directed to enter into, execute and deliver the Master Lease Agreement, the Lease, the Assignment and all other documents contemplated therein in the name and on behalf of the Corporation, with such changes in the terms thereof as such officer shall, in his sole discretion, deem necessary or desirable and in the best interest of the Corporation; and

          RESOLVED FURTHER, that the President or the Chief Financial Officer is hereby authorized, empowered and directed to do and perform such acts and things, to sign such documents and certificates and to take all such other action, including the securing of all necessary and advisable waivers, consents and permits, as such officer shall deem necessary, advisable or proper to carry out the intents and purposes of the foregoing resolutions and to perform all obligations of the Corporation under the terms of the, Master Lease Agreement, the Lease and all other documents entered into thereunder, and all actions heretofore taken, and all instruments and documents heretofore executed, by any officer of the Corporation in connection with or relating to any of the matters which are the subject of the foregoing resolutions are hereby in all respects authorized, adopted, ratified, confirmed and approved.

          IN WITNESS WHEREOF, the undersigned have executed this Consent effective as of the date first above written.


                                  DIRECTORS OF
                       UNIVERSAL SEISMIC ASSOCIATES, INC.



/s/ RICK E. TRAPP                            /s/ MICHAEL J. PAWELEK
---------------------------------            ----------------------------------
RICK E. TRAPP                                MICHAEL J. PAWELEK


/s/ RONALD L. ENGLAND                        /s/ CALVIN G. COBB
---------------------------------            ----------------------------------
RONALD L. ENGLAND                            CALVIN G. COBB


/s/ MATTHEW R. BOB
---------------------------------
MATTHEW R. BOB